TELSCAPE INTERNATIONAL, INC.

                         SECURITIES PURCHASE AGREEMENT

                                December 7, 2000


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                                    EXHIBITS


Exhibit A       Form of Certificate of Designation
Exhibit B       Form of Warrant Agreement
Exhibit C       Form of Registration Rights Agreement
Exhibit D       Form of Legal Opinion
Exhibit E       Investor Questionnaire

Schedule 1 Purchasers, Shares Purchased, Warrants Purchased and Purchase Price (Initial Closing)
Schedule 2 Purchasers, Shares Purchased, Warrants Purchased and Purchase Price (Subsequent Closing)

Schedule 2.2    Capitalization
Schedule 2.3    Subsidiaries
Schedule 2.5    Compliance with Securities Laws, Valid Issuance of Securities
Schedule 2.6    Consents
Schedule 2.7    Litigation
Schedule 2.8    Intellectual Property
Schedule 2.10   Financial Statements
Schedule 2.11   Material Customers and Contracts
Schedule 2.12   Liabilities and Obligations
Schedule 2.15   Conflicts of Interest
Schedule 2.16   Registration Rights and Voting Rights
Schedule 2.18   Title to Property and Assets
Schedule 2.19   Compensation; Employment Agreements
Schedule 2.20   Tax Returns and Audits
Schedule 2.21   Labor and Employee Relations
Schedule 2.22   Permits
Schedule 2.24   Absences of Changes
Schedule 2.25   Environmental Matters
Schedule 2.27   Insurance
Schedule 2.29   Employee Benefit Plans

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                          SECURITIES PURCHASE AGREEMENT

         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of December 7, 2000, is made by and among TELSCAPE INTERNATIONAL, INC., a Texas corporation (the "Company"), and the Purchasers (as defined herein) identified on Schedule 1 and Schedule 2 attached hereto.

                                   WITNESSETH:

     WHEREAS, subject to the terms and conditions set forth herein, the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, shares of the Company's Class G Senior Preferred Stock, par value $0.001 per share, and warrants to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock") for the aggregate purchase price set forth on Schedule 1 and Schedule 2 attached hereto.

     NOW, THEREFORE, in consideration of the premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.    Purchase    and   Sale   of    Preferred    Stock    and    Warrants.

     1.1   Sale and Issuance of Class G Senior Preferred Stock and Warrants.

     (a) Subject to the terms and conditions set forth herein, on the Initial Closing Date (as defined below) or on any Subsequent Closing Date (as defined below), as the case may be, the Purchasers set forth on Schedule 1 hereto (the "Initial Purchasers") and the Purchasers set forth on Schedule 2 hereto (the "Subsequent Purchasers," and together with the Initial Purchasers, the "Purchasers") each severally agree to purchase from the Company, and the Company agrees to issue and sell to each such Initial Purchaser or Subsequent Purchaser in the amounts and for the purchase price as set forth opposite such Initial Purchaser's name on Schedule 1 attached hereto or such Subsequent Purchaser's name on Schedule 2 attached hereto (i) shares of the Company's Class G Senior Preferred Stock, par value $0.001 per share (the "Class G Preferred Shares"), having the rights, privileges and preferences set forth in the Certificate of Designation attached hereto as Exhibit A (the "Certificate"), and (ii) warrants to purchase shares of the Company's Common Stock at an exercise price of $0.01 per share (as such price per share may be adjusted as provided herein) (the "Warrants"), which Warrants shall be subject to the terms and conditions set forth in one or more Warrant Agreements in substantially the form attached hereto as Exhibit B (the "Warrant Agreement").

     (b) The parties agree that the number of Class G Preferred Shares and Warrants (together, the "Securities") to be issued by the Company to the Purchasers on the Initial Closing Date or any Subsequent Closing Date, as the case may be, and the exercise price of the Warrants, shall be equitably adjusted, subject to the agreement of each party, to reflect any spin-off, split-up, reclassification, combination of shares, recapitalization or similar corporate reorganization, or any consolidation or merger under which the surviving entity is or becomes the "Company" as defined in this Agreement, in any such case which occurs between the

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effective date of this Agreement and the Initial  Closing Date or any Subsequent
Closing Date, as the case may be; provided that no such event shall occur, and no such action will be taken, without the prior written consent of the Purchasers.

     1.2 Closing.

     (a) Subject to the satisfaction or, to the extent permissible by law, waiver by the parties hereto on the Initial Closing Date or any Subsequent Closing Date of the conditions described in Sections 4 and 5 of this Agreement, the closings of the issuance and sale of the Securities (respectively, the "Initial Closing" and any "Subsequent Closing" and, sometimes collectively referred to herein as the "Closing") shall occur on such date or dates as the Company and the Purchasers may mutually agree in writing (such date on which the Initial Closing takes place being the "Initial Closing Date" and such dates, which in no event shall be later than December 31, 2000, on which any Subsequent Closing takes place being a "Subsequent Closing Date"). Both the Initial Closing and any Subsequent Closing shall take place at the offices of the Company at 1325 Northmeadow Parkway, Suite 110, Roswell, Georgia 30076, or at such other place as the Company and the Purchasers may mutually agree upon in writing.

     (b) At the Initial  Closing,  the  Company  shall  deliver to each  Initial
Purchaser certificates registered in the name of such Initial Purchaser representing the Class G Preferred Shares being purchased hereby in accordance with Schedule 1 hereto, and the Initial Purchasers shall deliver to the Company the purchase price therefore, as provided on Schedule 1, by wire transfer of immediately available federal funds to such account as the Company shall designate in writing to the Initial Purchasers.

     (c) At any Subsequent Closing, the Company shall deliver to each Subsequent Purchaser certificates registered in the name of such Subsequent Purchaser representing the Class G Preferred Shares being purchased hereby in accordance with Schedule 2 hereto, and the Subsequent Purchasers shall deliver to the Company the purchase price therefore, as provided on Schedule 2, by wire transfer of immediately available federal funds to such account as the Company shall designate in writing to the Subsequent Purchasers.

     (d) By January 5, 2000, the Company shall deliver to each Purchaser certificates registered in the name of such Purchaser representing such Purchaser's pro rata share of the Warrants purchased hereby and in accordance with the Warrant Agreement. Notwithstanding the foregoing, any Warrants purchased hereunder shall be deemed to have been issued pro rata among the Purchasers on the day of the Initial Closing or any Subsequent Closing.

     1.3 Use of Proceeds. The Company hereby agrees that it shall use the net proceeds received hereunder from the sale of the Securities (after deduction of all costs and expenses of such sale) to build out and interconnect its competitive local exchange and Mexican fiber optic networks, to repay debt and to fund working capital and capital expenditures of the Company.

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     2.  Representations,  Warranties and Covenants of the Company.  The Company
hereby represents and warrants to and covenants with the Purchasers as follows (except as set forth on the Schedules hereto, which exceptions shall be deemed to be representations and warranties as if made hereunder):

     2.1 Organization, Qualifications and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. Each of the Company's Subsidiaries (the term "Subsidiary," and collectively, "Subsidiaries," means any entity of which the Company owns 10% or more of the capital stock, calculated on a fully-diluted basis) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on the business (as now conducted or as proposed to be conducted), financial condition, operating results, assets, properties or prospects of the Company and its Subsidiaries, taken as a whole (each such effect, a "Material Adverse Effect"). The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement, the Warrant Agreement and the Registration Rights Agreement and to sell, issue and deliver to the Purchasers the Securities and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the "Underlying Shares"). The Company has made available to the Purchasers complete and correct copies of the Company's Articles of Incorporation (including all amendments thereto) and Bylaws, in each case in effect as of the date hereof (the "Existing Articles" and "Existing Bylaws," respectively). Correct and complete copies of all stock records and minute books of the Company have been made available to the Purchasers.

     2.2 Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on Schedule 2.2. All of the issued and outstanding shares of capital stock (including all options, warrants and convertible or exercisable securities) have been duly authorized and validly issued, are fully paid and nonassessable, and were offered, issued, sold and delivered by the Company in compliance with all applicable laws, including, without limitation, those laws concerning the issuance of securities. None of such shares were issued in violation of the preemptive rights of any past or present stockholders. Except as set forth on Schedule 2.2, no subscription, option, warrant, call, convertible or exchangeable security, other conversion right or commitment of any kind exists which obligates the Company to issue any of its capital stock or other securities.

     2.3 Subsidiaries. Except as set forth on Schedule 2.3, the Company owns, of record or beneficially, or controls, directly or indirectly, no capital stock, securities convertible into or exchangeable for capital stock or any other equity interest in any corporation, association or other business entity and all of the entities set forth on Schedule 2.3 are Subsidiaries. Except as set forth on Schedule 2.3, the Company is not, directly or indirectly, a participant in any joint venture, limited liability company, partnership or other noncorporate entity. Except as set forth on Schedule 2.3, the Company owns all of the capital stock and securities convertible or exchangeable for capital stock of the Subsidiaries listed on Schedule 2.3 free and clear of all liens. Except as set forth on Schedule 2.3, no subscription, option, warrant, call, convertible or

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exchangeable  security,  other conversion right or commitment of any kind exists which obligates any of the Company's Subsidiaries to issue any of their capital stock or other securities.

     2.4 Authorization and Validity of Investment Agreements.

     (a) All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Warrant Agreement, and the Registration Rights Agreement in the form attached hereto as Exhibit C (the "Registration Rights Agreement" and with the Certificate, this Agreement and the Warrant Agreement, and all other documents and instruments to be executed in connection therewith collectively, the "Investment Agreements") has been taken. All corporate action on the part of the Company, its officers, directors and shareholders necessary for: (i) the performance of all obligations of the Company hereunder and under the other Investment Agreements and the consummation of the transactions contemplated hereby and thereby, and (ii) the authorization, issuance, sale and delivery of the Securities and the Underlying Shares to the Purchasers pursuant to the terms of the Investment Agreements has been taken.

     (b) (1) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, and (2) the other Investment Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms; except in each case of subclause (1) and (2) (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors, rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies; or (iii) to the extent the indemnification provisions contained in the Investment Agreements may be limited by applicable federal or state securities laws.

     2.5 Compliance with Securities Laws; Valid Issuance of Securities. The Securities being issued to the Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully-paid and nonassessable with the rights, powers and privileges as set forth herein, in the Company's Articles of Incorporation, as amended, and in the Warrant Agreement, and will be free and clear of all liens, charges, claims, encumbrances and restrictions other than restrictions on transfer under the Investment Agreements and applicable federal and state securities laws, and will be issued pursuant to an exemption from the registration requirements of all applicable federal and state securities laws. The Underlying Shares issuable upon the exercise of the Warrants purchased hereunder are duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Company's Articles of Incorporation, as amended, and the Warrant Agreements, shall be duly and validly issued, fully-paid and nonassessable and will be free of all liens, charges, claims, encumbrances and restrictions on transfer other than restrictions on transfer under the Investment Agreements and applicable federal and state securities laws, and will be issued pursuant to an exemption from the registration requirements of all applicable federal and state securities laws. Except as set forth on Schedule 2.5, the issuance, sale and delivery of the Securities and the Underlying Shares are not subject to any preemptive or similar

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right of any  shareholder  of the Company or any right of first refusal or other right in favor of any person. The issuance of the Underlying Shares will not trigger any anti-dilution adjustments for any shares of capital stock of the Company outstanding on the date hereof.

     2.6 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, foreign, state or local governmental authority is required on the part of the Company or any of its Subsidiaries in connection with the consummation of the transactions contemplated by the Investment Agreements, except for filings pursuant to applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act"). Except as set forth on Schedule 2.6, no consent of any holder of any class of the Company's capital stock or any other Person (as defined below) is required in connection with the transactions contemplated by this Agreement.

     2.7 Litigation and Compliance with Law. Except as set forth on Schedule 2.7, there are no actions, suits or proceedings, pending or, to the knowledge of the Company threatened against the Company or its Subsidiaries, at law or in equity, or before or by any governmental authority having jurisdiction over the Company or its Subsidiaries, nor, to the Company's knowledge, is there any reasonable basis for the foregoing. No written notice of any claim, action, suit or proceeding, whether pending or threatened, has been received by the Company or its Subsidiaries. Except to the extent set forth on Schedule 2.7, the Company and its Subsidiaries have conducted and are conducting their respective businesses in compliance with all laws applicable to the Company or its Subsidiaries, its assets or the operation of its business, except such non-compliance that would not have a Material Adverse Effect.

     2.8 Intellectual Property. Set forth on Schedule 2.8 attached hereto is a list of all patents, pending patent applications, trademarks, service marks, trade names, copyrights, licenses, computer codes or computer software, proprietary rights, proprietary processes and other intellectual property rights (collectively "Intellectual Property") used by the Company or any of its Subsidiaries in their respective businesses (as currently conducted or proposed to be conducted), with an indication as to which of such items are owned by or licensed to the Company or any of its Subsidiaries and are material to the Company and its Subsidiaries (the "Company Intellectual Property"). The Company's and its Subsidiaries' legal rights to use the Intellectual Property are sufficient for the use thereof in their respective businesses as now conducted and as proposed to be conducted, except where the failure would not have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any communications alleging that the Company or any of its Subsidiaries has violated or, by conducting its business as now conducted or as proposed to be conducted, would violate any of the rights in the Intellectual Property of any other individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, joint stock company, unincorporated organization or government or any agency or political subdivision thereof, or other entity or organization (each, a "Person"). To the Company's knowledge, none of the Company or any of its Subsidiaries is infringing upon the right or claimed right of any Person with respect to any of the Company Intellectual Property. None of the Company or any of its Subsidiaries has licensed any of the Company Intellectual Property to any other Person, nor does any other Person have an option or any other right to acquire any of the Company Intellectual Property other than in the ordinary course of business (except for the

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Company  Intellectual  Property that is in the public domain).  To the Company's knowledge, none of the employees of the Company or any of its Subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement regarding Intellectual Property, or subject to any order, writ, injunction, judgment, instrument or decree of any court, administrative agency, government agency or instrumentality that would interfere with the use of such employee's best efforts to promote the interests of the Company or any of its Subsidiaries with regards to the Company Intellectual Property or that would conflict with the business of the Company or such Subsidiary (as currently conducted or proposed to be conducted) with respect to the Intellectual Property. None of the execution or delivery of the Investment Agreements, nor the carrying on of the business of the Company or any of its Subsidiaries (as currently conducted or proposed to be conducted) by their respective employees, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or respective other agreement, covenant or instrument with respect to Intellectual Property under which any such employee is obligated. It is not, nor will it be necessary, to use any inventions of any of the current employees of the Company or its Subsidiaries (or Persons the Company currently intends to hire) made prior to their employment with the Company or its Subsidiaries and to which the Company or its Subsidiaries do not otherwise have rights.

     2.9 Compliance.

     None of the Company or any of its Subsidiaries is in violation or in default of any provisions of its respective Articles of Incorporation, bylaws or of any order, writ, injunction, judgment, instrument, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation (each such provision a "Law") applicable to the Company or any of its Subsidiaries which violations or defaults would, either individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance of the Investment Agreements and the consummation of the transactions contemplated hereby or thereby do not conflict with any Law, and do not and will not, with or without the passage of time and/or the giving of notice: (i) result in any such violation or be in conflict with or constitute a default under any such provision, order, writ, injunction, judgment, instrument, decree or contract; (ii) result in the creation of any lien, security interest, charge or encumbrance upon the capital stock or any assets of the Company or any of its Subsidiaries; or (iii) give any third party the right to modify, terminate or accelerate any obligation under any such provision, order, writ, injunction, judgment, instrument, decree or contract.

     2.10 Financial Statements.

     (a) The Company has made available to the Purchasers complete copies of the following financial statements:

          (i) the audited consolidated balance sheets of the Company as of December 31, 1997, 1998 and 1999 and the related audited consolidated statements of income, stockholders' equity and cash flows for the three annual periods ended December 31, 1999, together with the related notes, schedules and audit report of the Company's independent accountants

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               (such balance sheets and the related statements of income and the related notes and schedules are referred to herein as the "Year-End Financial Statements"); and

          (ii) the unaudited consolidated balance sheet (the "Interim Balance Sheet") of the Company as of September 30, 2000 (the "Balance Sheet Date") and the related unaudited consolidated statement of operations for the interim period ended on the Balance Sheet Date, together with the related notes and schedules (such balance sheets, the related statements of income and the related notes and schedules are referred to herein as the "Interim Financial Statements"). The Year-End Financial Statements and the Interim Financial Statements (collectively, the "Financial Statements") are attached as Schedule 2.10 to this Agreement.

     (b) Except as set forth on Schedule 2.10, the Financial Statements have been prepared from the books and records of the Company in conformity with GAAP (except for the absence of notes in the Interim Financial Statements and that the Interim Financial Statements are subject to year-end audit adjustments, none of which are expected to be material) and will present fairly in all material respects the financial position and results of operations of the Company and its Subsidiaries as of the dates of such statements and for the periods covered thereby. The books of account of the Company have been kept accurately in all material respects in the ordinary course of business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company have been properly recorded therein in all material respects.

         2.11     Material Customers and Contracts.

     (a) Schedule 2.11 sets forth an accurate list of (i) all customers representing 10% or more of the Company's and its Subsidiaries consolidated revenues for the fiscal year ended December 31, 1999 or the interim period ended on the Balance Sheet Date (the "Material Customers"), and (ii) all contracts, warranties, commitments and similar agreements to which the Company or any of its Subsidiaries are currently a party or by which they or any of their properties are bound, involving, (A) customer contracts in excess of $100,000, including, without limitation, consignment contracts, (B) contracts with any labor organizations, (C) leases providing for annual rental payments in excess of $100,000, (D) loan agreements, (E) pledge and security agreements, (F) indemnity or guaranty agreements or obligations , (G) bonds, (H) notes, (I) mortgages, (J) joint venture or partnership agreements, (K) options to purchase real or personal property, (L) agreements relating to the purchase or sale by the Company of assets (other than oral agreements relating to sales of inventory or services in the ordinary course of business, consistent with past practices) or securities for more than $100,000, individually, (M) all non-compete agreements to which the Company is a party and which restrict the Company's ability to compete, and, to the Company's knowledge, all non-compete agreements between the Company's current officers and employees and any third parties, and
(N) other material agreements of the Company not made in the ordinary course of business that could have a Material Adverse Effect. Prior to the date hereof, the Company has made available to the Purchasers complete and correct copies, including all amendments, of all such agreements.


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     (b)  Except to the  extent  set forth on  Schedule  2.11,  (i) no  Material
Customer has canceled or substantially reduced or, to the knowledge of the Company, intends to cancel or substantially reduce its purchases of the Company's products or services; and (ii) each contract listed on Schedule 2.11 (each a "Material Contract"), is valid and subsisting and the Company is in compliance with all commitments and obligations pertaining to it under each Material Contract and is not in default under any Material Contract, no notice of default has been received by the Company regarding any Material Contract, and to the knowledge of the Company, there is no event which, with notice or the passage of time or both, would result in a default under any Material Contract, in any case where such noncompliance or default would have a Material Adverse Effect on the Company.

     (c) Except to the extent set forth on Schedule 2.11, the Company is not a party to any governmental contracts subject to price redetermination or renegotiation. Except to the extent set forth on Schedule 2.11, the Company is not required to provide any bonding or other financial security arrangements in any amount in connection with any transactions with any of its customers or suppliers, the failure of which would have a Material Adverse Effect on the Company.

     2.12 Liabilities and Obligations. Except as set forth on Schedule 2.12, the Company has no material liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature except liabilities, obligations or contingencies (i) that are accrued or reserved against in the Financial Statements or reflected in the notes thereto or (ii) that were incurred after the Balance Sheet Date and were incurred in the ordinary course of business, consistent with past practices. Schedule 2.12 sets forth the Company's outstanding principal amount of indebtedness for borrowed money (including overdrafts) as of September 30, 2000.

     2.13 No Misrepresentation. None of the representations or warranties of the Company contained in this Agreement, the schedules and exhibits attached hereto, the other Investment Agreements or any certificate furnished or to be furnished to the Purchasers at Closing (when read together), contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no fact which has not been disclosed to the Purchasers in writing of which the Company has knowledge, and which has had or would reasonably be anticipated to have a Material Adverse Effect, and the Company is not aware of any impending or contemplated event or occurrence that would cause any of the representations or warranties contained herein not to be true and complete on the date of such event or occurrence as if made on that date.

     2.14 SEC Filings; Disclosure. Except for the filing of certain Forms 3, 4 and/or 5, the Company has filed with the Securities and Exchange Commission (the "SEC") on a timely basis, all forms, statements, reports and documents required to be filed by it prior to the date hereof under each of the Securities Act, the Securities Exchange Act of 1934, as amended, and the respective rules and regulations thereunder, (a) all of which, as amended, if applicable, complied when filed in all material respects with all applicable requirements of the appropriate Act and the rules and regulations thereunder, and (b) none of which, as amended, if applicable, contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made and at the time they were made, not misleading. The financial statements of the Company included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1999 and Form 10-Q for the fiscal quarter ended September 30, 2000, comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP, applied on a consistent basis during the period covered and fairly represent, in all material respects, the consolidated financial position of the Company as of the date thereof and the results of operations and changes in financial position for the period then ended.

     2.15 Conflicts of Interest. Except as set forth on Schedule 2.15, none of the Company or any of its Subsidiaries is indebted, directly or indirectly, to any of its respective officers or directors or to their respective spouses or immediate family members, for any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business consistent with past practices or relocation expenses of employees. Except as set forth on Schedule 2.15, no director, officer or any affiliates thereof, (as such term is defined in Rule 405 under the Securities Act), or any members of their immediate families (x) are, directly or indirectly, indebted to the Company or any of its Subsidiaries or, (y) have any direct or indirect ownership interest in any Person (A) with which the Company or any of its Subsidiaries is affiliated or (B) with which the Company or any of its Subsidiaries has a material business relationship, or (C) which competes with the Company or any of its Subsidiaries; except that for purposes of this clause
(y), officers, directors or affiliates thereof or any members of their immediate families may own stock in (but not exceeding one percent (1%) of the outstanding capital stock of) any publicly traded companies that may compete with the Company. To the Company's knowledge, none of the officers or directors of the Company or any members of their immediate families are, directly or indirectly, interested in any Material Contract of the Company or any of its Subsidiaries. Except as set forth on Schedule 2.15, none of the Company or any of its Subsidiaries is a guarantor or indemnitor of any indebtedness of any other Person.

     2.16 Registration Rights and Voting Rights. Except as set forth on Schedule
2.16 and contemplated in the Registration Rights Agreement, there are no agreements, written or oral, between the Company and any Person relating to the registration of its capital stock under federal or state securities laws, including piggyback registration rights. Except as set forth on Schedule 2.16, to the Company's knowledge, no stockholders of the Company have entered into any agreements with respect to the voting of shares of the capital stock of the Company.

     2.17 Private Placement. Subject to and in reliance in part on the truth and accuracy of the Purchasers' representations set forth in this Agreement, the offer, sale and issuance of the Securities and Underlying Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act and any applicable state securities laws and none of the Company or any of its Subsidiaries nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     2.18 Title to Property and Assets. Except as set forth on Schedule 2.18, the Company and each of its Subsidiaries owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens set forth on Schedule
2.18 or liens for taxes that are not delinquent or being contested in good faith and do not materially impair the ownership or use of such property or assets by the Company or such Subsidiary. Except as set forth on Schedule 2.18 with respect to the property and assets it leases, each of the Company and its Subsidiaries is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances.

     2.19 Compensation; Employment Agreements. The Company has provided the Purchasers with an accurate written list of all officers, directors and employees of the Company and its Subsidiaries with annual salaries of $100,000 or more, listing the rate of compensation (and the portions thereof attributable to salary, bonus, benefits and other compensation, respectively) of each of such persons as of (a) the Balance Sheet Date and (b) the date hereof. The Company shall make available to the Purchasers true, complete and correct copies of each employment or consulting agreement with any employee of the Company and its Subsidiaries. Except as disclosed on Schedule 2.19, neither the Company nor any of its Subsidiaries is a party to or bound by any (i) employment, termination or severance agreement, (ii) agreement (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee extending for a period of one year or longer or (C) providing severance benefits or other benefits after the termination of employment not comparable to benefits available to employees generally, (iii) agreement, plan or arrangement under which any person may receive payments that may be subject to the tax imposed by
Section 4999 of the Internal Revenue Code (the "Code") or included in the determination of such person's "parachute payment" under Section 280G of the Code and (iv) agreement or plan, including any stock option plan or stock purchase plan, any of the benefits of which will be increased, or the vesting or other realization of the benefits of which will be accelerated, by the occurrence of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of or otherwise affected by the transactions contemplated by this Agreement.

     2.20 Tax Returns and Audits. Except as set forth on Schedule 2.20, the Company and its Subsidiaries have accurately prepared and timely filed all federal, state, foreign, local and other tax returns required by law to be filed, have paid or made provision for the payment of all taxes shown on such returns to be due and all additional assessments. Adequate provisions have been made and are reflected in the Financial Statements to the extent required by generally accepted accounting principles applied on a consistent basis and as in effect in the United States ("GAAP") for all current taxes and other charges to which the Company or any of its Subsidiaries is subject and which are not currently due and payable. There are no additional assessments or adjustments pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries for any period.

     2.21 Labor and Employee Relations. Except as set forth on Schedule 2.21, none of the Company or any of its Subsidiaries is bound by or subject to any arrangement with any labor union. Except as set forth on Schedule 2.21, no employees of the Company or any of its Subsidiaries are represented by any labor union or covered by any collective bargaining agreement nor, to the Company's knowledge, is any campaign to establish such representation in progress. There is no pending or, to the Company's knowledge, threatened labor dispute involving the Company or its Subsidiaries and any group of its employees nor has the Company or any of its Subsidiaries experienced any significant labor interruptions over the past five years.

     2.22 Permits. Except as set forth on Schedule 2.22, the Company and its Subsidiaries have all franchises, permits, licenses and any other governmental authority necessary for the conduct of their businesses as now being conducted, the lack of which could have a Material Adverse Effect. None of the Company or any of its Subsidiaries is in default in any material respect under any of such franchises, permits, licenses or other authority.

     2.23 Real Property Holding Corporation. The Company is not a United States real property holding corporation within the meaning of Internal Revenue Code
Section 897(c)(2) and Section 1.897-2(c) of the Treasury Regulations promulgated thereunder.

     2.24 Absence of Changes. Since the Balance Sheet Date, except as set forth on Schedule 2.24, the Company and its Subsidiaries have conducted their operations in the ordinary course and there has not been:

     (a) any material adverse change in the business, operations, properties, condition (financial or other), assets, liabilities (contingent or otherwise) or results of operations of the Company or its Subsidiaries, individually or in the aggregate;

     (b) any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the properties or business of the Company or its Subsidiaries, individually or in the aggregate;

     (c) except as contemplated by this Agreement or the transactions contemplated hereby, any change in the authorized capital stock of the Company or its Subsidiaries, or in their respective outstanding securities or any grant of any options, warrants, calls, conversion rights or commitments;

     (d) except as contemplated by this Agreement or the transactions contemplated hereby, any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Company or its Subsidiaries;

     (e) any increase in the compensation payable or to become payable by the Company or its Subsidiaries to their respective stockholders or to any of their respective officers, directors, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, which bonuses and salary increases are set forth on Schedule 2.24;

     (f) any material labor disputes, labor grievances or labor claims filed;

     (g) any sale or transfer, or any agreement to sell or transfer, any material assets, properties or rights of the Company or any of its Subsidiaries to any person;

     (h) any cancellation, or agreement to cancel, any material indebtedness or other material obligation owing to the Company or any of its Subsidiaries;

     (i)  any  increase  in  the  indebtedness  of  the  Company  or  any of its
Subsidiaries, other than the Credit Agreement among the Company, its Subsidiaries and General Electric Capital Corporation (the "Credit Agreement") and accounts payable incurred in the ordinary course of business, consistent with past practices, or any default or violation of the terms of any agreement evidencing such indebtedness;

     (j) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of the Company or any of its Subsidiaries or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

     (k) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets outside of the ordinary course of business,

     (l) any waiver of any material rights or claims of the Company or any of its Subsidiaries;

     (m) any breach, amendment or termination of any material contract, agreement, permit or other right to which the Company or any of its Subsidiaries is a party or any of their property is subject, except that which would not have a Material Adverse Effect on the Company or any of its Subsidiaries; or

     (n) except for the transactions contemplated by this Agreement, any other material transaction by the Company or any of its Subsidiaries outside the ordinary course of business.

     2.25 Environmental Matters. Except as set forth on Schedule 2.25 and except for such matters as would not have a Material Adverse Effect, (a) the Company has complied with and is in compliance with all Environmental, Health and Safety Laws, including, without limitation, Environmental, Health and Safety Laws relating to air, water, land and the generation, storage, use, handling, transportation, treatment or disposal of Hazardous Substances; (b) the Company has obtained and complied with all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Substances and has reported, to the extent required by all Environmental, Health and Safety Laws, all past and present sites owned or operated by the Company where Hazardous Substances have been treated, stored, disposed of or otherwise handled; (c) there have been no "releases" or to the Company's knowledge, threats of "releases" (as defined in any Environmental, Health and Safety Laws) at, from, in or on any property owned or operated by the Company; (d) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Substances or arranged for the transportation or disposal of Hazardous Substances which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against the Company for any clean-up cost, remedial work, damage to natural resources or personal injury, including, but not limited to, any claim under (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (ii) the

Resource Conservation and Recovery Act, (iii) the Hazardous Materials Transportation Act, or (iv) comparable state and local statutes and regulations; and (e) to the Company's knowledge, the Company has no contingent liability in connection with any release or disposal of any Hazardous Substance into the environment. None of the past or present sites owned or operated by the Company is currently or has ever been designated as a treatment, storage and/or disposal facility, nor has any such facility ever applied for a Permit designating it as a treatment, storage and/or disposal facility, under any Environmental, Health or Safety Law.

     2.26 Absence of Certain Business Practices. Neither the Company nor any of its Affiliates on behalf of the Company has given or offered to give anything of value to any governmental official, political party or candidate for government office that was illegal to so offer or give nor has it otherwise taken any action which would constitute a violation of the Foreign Corrupt Practices Act of 1977, as amended, or any similar Law.

     2.27 Insurance. Schedule 2.27 sets forth an accurate list as of the Balance Sheet Date of all insurance policies that are material to the Company. Except as set forth on Schedule 2.27, the policies described in such Schedule 2.27 are currently in full force and effect and, to the knowledge of the Company, no defaults exist under any of them, and such policies are all of the insurance policies necessary for the operation of the Company's business in keeping with industry standards.

     2.28 Brokers Fees. There are no claims for investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

     2.29 Employee Benefit Plans. Attached hereto as Schedule 2.29 is a list of the Company's employee benefit plans. Except as indicated on Schedule 2.29, each of such employee benefit plans has been administered in accordance with, and is in compliance with, all applicable Laws.

     3. Representations and Warranties of Purchasers. Each Purchaser hereby severally and not jointly represents and warrants to the Company, with respect to itself only, that:

     3.1 Accredited Investor; Authorization. Such Purchaser is an "accredited investor" within the meaning of Rule 501 promulgated under Regulation D of the Securities Act and has the corporate, partnership or individual, as the case may be, power and authority to enter into and perform this Agreement and the other Investment Agreements and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly authorized, executed and delivered by such Purchaser and constitutes the legal, valid and binding obligation of such Purchaser, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors', rights generally and except as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, except to the extent the indemnification provision contained in the Investment Agreements may be limited by applicable federal or state securities laws.

     3.2 No Conflict with Other Agreements. The execution, delivery and performance of the Investment Agreements and the consummation of the transactions contemplated hereby or thereby will not, with or without the passage of time and/or the giving of notice, result in a violation or default of any provisions of such Purchaser's charter, bylaws or other organizational document or of any order, writ, injunction, judgment, instrument, decree or material contract to which it is a party or by which it is bound or, to its knowledge, of any material provision of federal or state statute, rule or regulation applicable to such Purchaser.

     3.3 Investment Knowledge. Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of its investment in the Company and is capable of bearing the economic risks of such investment, including a complete loss of its investment.

     3.4 Distribution. The Securities (including Class G Preferred Shares issuable as dividends and the Underlying Shares) are being acquired for such Purchaser's own account with the present intention of holding such securities for purposes of investment and not with a view to or for resale in connection with any distribution thereof in violation of any securities laws. Each of the Purchasers further represents that it understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the SEC (such securities, "Unrestricted Securities"), all certificates evidencing any of the Class G Preferred Shares (including those issuable as dividends), whether upon initial issuance or upon any transfer thereof, shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

     "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state. These securities have been acquired for investment and not with a view to distribution or resale in violation of any securities laws. Such shares may not be offered for sale, sold, delivered after sale, transferred, pledged or hypothecated in the absence of an effective registration statement covering such shares under the Act and any applicable state securities laws or an exemption therefrom."

     3.5 Brokers Fees. There are no claims for investment bankers' fees, brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of any Purchaser.

     4. Conditions of Purchasers' Obligations at the Initial and Subsequent Closings. The obligations of each Initial Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Initial Closing of each of the following conditions set forth in Sections 4.1 through 4.10 hereunder, unless otherwise waived in writing by such Initial Purchaser. The obligations of TSG (as defined below), in its capacity as Subsequent Purchaser, to the Company under this Agreement are subject to the fulfillment, on or before the Subsequent Closing of each of the following conditions set forth in Section
4.1 through 4.12 hereunder, unless otherwise waived in writing by TSG. The obligations of Cahill Warnock Strategic

Partners Fund, L.P. ("Cahill"), in its capacity as a Subsequent Purchaser, to the Company under this Agreement are subject to the fulfillment, on or before the Subsequent Closing of the conditions set forth in Sections 4.1 through 4.10, and Section 4.13, unless otherwise waived by Cahill.

     4.1 Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing. Each of the representations and warranties of the Company contained in this Agreement shall be deemed made as of the date of this Agreement. All such representations and warranties shall be true and correct on and as of both the Initial and the Subsequent Closing Dates with the same force and effect as if made at that time, and there shall be no material adverse change in the circumstances surrounding such representations and warranties between the date of this Agreement and the Subsequent Closing Date.

     4.2 Qualifications. All authorizations, approvals, consents or permits, if any, of any governmental authority or regulatory body of the United States or of any state or of the holders of other classes of the Company's capital stock or any Person that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

     4.3 Opinion of Company Counsel. The Purchasers shall have received from counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit D.

     4.4 Supporting Documents. The Purchasers shall have received the following:

     (a) A copy of resolutions of the Board of Directors of the Company authorizing and approving the Investment Agreements and the consummation of the transactions contemplated thereby and a copy of resolutions of the Board of Directors of the Company authorizing and approving the adoption and filing of the Certificate, all such resolutions to be certified by the Secretary of the Company;

     (b) A copy of resolutions of the holders of the requisite percentage of each class of outstanding preferred stock of the Company consenting to the transactions contemplated by the Investment Agreements and the issuance of the Class G Preferred Shares, including waiver of all preemptive and anti-dilution rights applicable to this transaction and agreeing to increase the size of the Board of Directors as provided herein.

     (c) A Certificate of Incumbency executed by the Secretary of the Company certifying the names, titles and signatures of the officers authorized to execute the Investment Agreements and further certifying that the Articles of Incorporation, as amended, and Bylaws of the Company delivered to legal counsel for the Purchasers at the time of the execution of this Agreement have been validly adopted and have not been amended or modified; and

     (d) Such additional supporting documentation and other information with respect to the transactions contemplated hereby as legal counsel for the Purchasers may reasonably request.

     4.5 Registration Rights Agreement. The Company and each Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit C.


     4.6 Warrant Agreement. The Company shall have entered into the Warrant Agreement in the form attached hereto as Exhibit B;

     4.7  Certificate  of   Designation.   The  Company  shall  have  filed  the
Certificate with the Secretary of State of Texas, which Certificate shall continue to be in full force and effect as of the Closing.

     4.8 Payment of Expenses.  The Company  shall have paid in  accordance  with
Section 8.9 the expenses and disbursements of the Purchasers.

     4.9. Required Preferred Agreements and Consents. The Required Preferred Agreements and Consents (as defined in Section 6.7(a)) shall have been obtained and be in full force and effect, such Required Preferred Agreements and Consents shall be as to such matters as counsel to Purchasers deems to be required or necessary and such Required Preferred Agreements and Consents shall be in such form reasonably satisfactory to counsel to Purchasers.

     4.10 EGL Side Letter. The Company will have executed the EGL Holdings Side Letter, in form and substance mutually agreeable to EGL Holdings and the Company.

     4.11 Additional Consents. The Company shall use its good faith best efforts to obtain the additional consents as described in Section 6.7(d).

     4.12 Consent of GECC and NTFC. The Company shall have obtained the consent of both NTFC Capital Corporation and General Electric Capital Corporation with respect to the issuance by the Company of that certain Promissory Note in favor of Fermor Investments Limited as Holder, in the aggregate principal amount of $2,200,000, and such consent shall be in full force and effect.

     4.13 TSG Subsequent Closing. Simultaneous with TSG's consummation its portion of the Subsequent Closing, Cahill shall consummate its portion of the Subsequent Closing.

     5. Conditions of the Company's Obligations at the Closing. The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived by the Company in writing.

     5.1 Performance. All covenants, agreements, obligations and conditions contained in this Agreement to be performed by such Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

     5.2 Registration Rights Agreement. Such Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached as Exhibit C

     5.3 Investor Questionnaire. Such Purchaser shall have completed and delivered the Investor Questionnaire attached hereto as Exhibit E.

     6. Affirmative Covenants of the Company. The Company covenants and agrees as follows:

     6.1 Corporate Existence. The Company will maintain its corporate existence in good standing in the State of Texas and comply with all applicable laws and regulations of the United States or of any state or political subdivision thereof and of any foreign jurisdiction, and of any government authority of any of the foregoing, where failure to so comply would have a Material Adverse Effect.

     6.2 Books of Account and Reserves. The Company will keep books of record and account in order to prepare its Financial Statements. The Company will employ a certified public accounting firm of established national reputation selected by the Board of Directors of the Company who are "independent" within the meaning of the accounting regulations of the SEC (the "Accountants"). The Company will have annual audits made by such Accountants in the course of which such Accountants shall make such examinations, in accordance with generally accepted auditing standards, as will enable them to give such reports or opinions with respect to the financial statements of the Company as will satisfy the requirements of the SEC in effect at such time with respect to reports or opinions of accountants.

     6.3 Furnishing of Financial Statements and Information. The Company will deliver to each Purchaser and its respective transferees, successors and assigns (together with their respective Affiliates (as defined)) while any Class G Preferred Shares are outstanding (and each recipient that receives such information agrees to keep confidential such information as the Company designates as confidential in writing):

     (a) annually, as soon as available, but in any event by the end of each fiscal year, an operating plan and budget for the following year;

     (b) as soon as available, but in any event within 45 days after the end of each quarterly accounting period in each fiscal year, unaudited statements of income, operations and cash flows of the Company for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarter, and unaudited balance sheets of the Company as of the end of such quarterly period, setting forth in each case comparisons to the annual operating plan and budget and to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with GAAP (provided, however, that such statements need not comply with the footnote disclosure requirements of GAAP) and the Company shall forward its 10-Q filings to each Purchaser within 10 days after the 10-Q is filed with the SEC;

     (c) as soon as available, but in any event within 90 days after the end of each fiscal year, audited statements of income, operations, retained earnings and cash flows of the Company for such fiscal year and balance sheets of the Company as of the end of such fiscal year, all prepared in accordance with GAAP, all in reasonable detail and duly certified by the Accountants, who shall have given the Company an opinion, unqualified as to the scope of the audit, regarding such statements setting forth in each case comparisons to the annual operating plan and budget of the preceding fiscal year and the Company shall forward its 10-K filings to each Purchaser within 10 days after the 10-K is filed with the SEC;

     (d) promptly after the Company learns of the commencement or written threats of the commencement of any material lawsuit, legal or equitable, or of any material administrative, arbitration or other proceeding against the Company or its business, assets or properties, written notice of the nature and extent of such suit or proceeding;

     (e) promptly upon transmission thereof, copies of all reports, proxy statements, registration statements and notifications filed by it with the SEC pursuant to any act administered by the SEC or furnished to stockholders of the Company or to any national securities exchange;

     (f) within 5 business days after the Company becomes aware of any default in any agreement of the Company or any of its Subsidiaries which is reasonably expected to result in a Material Adverse Effect; the Company shall notify each Purchaser of such default;

     (g) with reasonable promptness, such other financial data relating to the business, affairs and financial condition of the Company and as is available to the Company and as from time to time the Purchasers may reasonably request.

     "Affiliate" means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such first-named Person. For the purposes of this definition, "control," (including with correlative meanings, the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. In addition, in the case of each Purchaser, an "Affiliate," of such Purchaser shall include the partners thereof and the Company shall not be deemed to be an "Affiliate," of any Purchaser.

     6.4 Subsidiaries. The Company shall (i) cause each of its Subsidiaries to comply with the covenants set forth in Sections 6.1, 6.2, and 6.3 and (ii) all references in Section 6.3 to financial statements shall be deemed to refer to consolidated financial statements.

     6.5 Board of Directors. Pursuant to the Bylaws of the Company, the Board of Directors of the Company (the "Board") shall pass a resolution to increase the number of directors on the Board from nine to ten to accommodate Purchasers' designee to the Board. Upon Closing, Purchasers shall have the right to appoint one member to the Board. So long as TSG Capital Fund III, L.P. ("TSG") owns at least 20% of the Class G Preferred Shares purchased by it pursuant to this Agreement, TSG shall have the right to designate the director to be elected by the holders of the Class G Preferred Shares. Pursuant to the Bylaws of the Company, the Board shall pass a resolution providing an automatic increase in the number of directors on the Board from ten to twelve to accommodate
Purchasers' additional designees to the Board pursuant to Section 6(c) of the Certificate, and if at such time TSG owns at least 20% of the Class G Preferred Shares purchased by it pursuant to this Agreement, TSG shall have the right to designate one of such additional directors.

     6.6 Access to Information. The Company will permit each Purchaser to visit and inspect the Company's properties, to examine the Company's books and records, and to discuss the Company's affairs with Company management, all at such reasonable times as may be requested by such Purchaser.

     6.7 Required Preferred Agreements and Consents; Closing; Shareholder Consents.

     (a) The Company shall use its good faith best efforts to obtain from the requisite holders of outstanding shares of all other classes of preferred stock of the Company (including, without limitation, the Class D, E and F preferred stock) ("Other Preferred Holders") all of the agreements, waivers and consents required or, in the determination of Purchasers, necessary, in connection with the creation, issuance and sale of the Class G Preferred Shares, the implementation of the terms thereof and the consummation of the transactions contemplated by the Investment Agreements (collectively, the "Required Preferred Agreements and Consents"), including, without limitation, agreements and consents as to (i) the creation of the Class G Preferred Shares, which will be senior to such other classes of preferred stock, (ii) the waiver of all preemptive and antidilution rights such Other Preferred Holders may have in connection with the issuance of the Class G Preferred Shares, (iii) the exercise of any voting rights such Other Preferred Holders may have, in each case to the extent necessary to effectuate the terms and provisions of the Class G Preferred Shares including, without limitation, agreeing to vote in favor of increasing the size of the Company's board of directors and to elect the director designated by Purchasers to the board of directors pursuant to Section 6.5 of this Agreement.

     (b) The Company shall use its good faith best efforts to obtain the Required Preferred Agreements and Consents, and to cause the Initial Closing to occur, on or prior to the date hereof.

     (c) The Company covenants and agrees to seek and obtain on a timely basis any shareholder approvals which may be required in connection with the issuance of shares of common stock upon exercise of the Warrants.

     (d) The Company shall, (i) no later than five business days following the Initial Closing (the "Distribution Date"), distribute to the Other Preferred Holders and such other

Persons as deemed reasonably necessary or appropriate by Purchasers, and (ii) during the period from the Distribution Date until the Subsequent Closing, use its good faith best efforts to obtain from the Other Preferred Holders all of the agreements, waivers and consents required to amend the Registration Rights Agreements entered into by and between the Company and the Other Preferred Holders in such form as is reasonably acceptable to the Purchasers.

     (e) Within 3 business days following the Initial Closing, the Company shall deliver to Sandler Capital Partners IV, L.P. and Sandler Capital Partners IV FTE, L.P. (together "Sandler Capital"), (i) all stock certificates in respect of all capital stock of the Company owned by Sandler Capital as of the Initial Closing Date, (ii) all warrant certificates in respect of warrants exercisable for capital stock of the Company held by Sandler Capital as of the Initial Closing Date, (iii) a fully executed Registration Rights Agreement, dated June 2, 2000, by and between the Company and Sandler Capital and any other parties appearing on the signature pages thereto, and (iv) a fully executed Warrant Agreement, dated June 2, 2000, by and between the Company and Sandler Capital, all in form and substance mutually acceptable to Sandler Capital and the Company.

     7. Negative Covenants of the Company. The Company will be limited and restricted as follows:

     7.1 Restrictive Agreements Prohibited. Neither the Company nor any of its Subsidiaries shall become a party to any agreement which by its terms restricts the Company's performance of the Investment Agreements or its obligations under the Certificate.

     7.2 Affiliate Transactions. The Company will not enter into any transactions with any Affiliate unless conducted on an arm's-length basis, at fair market value. For purposes of this Section 7.2, (i) "Affiliate" shall mean any entity directly or indirectly controlling, controlled by or under direct or indirect common control with the Company (or any of its subsidiaries) and includes (a) any person who is a director or beneficial owner of at least 5% of such person's equity securities, (b) any person (other than wholly-owned subsidiaries) of which the Company or any Affiliate owns at least 10% of such person's equity securities or (c) immediate family members of any such person specified in clauses (a) or (b) and (ii) "Subsidiary" shall mean any entity of which the Company owns, directly or indirectly, at least a majority of the outstanding capital stock or a partnership in which the Company (or a subsidiary of the Company) serves as general partner.

     8. Miscellaneous.

     8.1 Survival of Warranties. (a) The warranties, representations and covenants of the Company and Purchasers (other than those contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6) contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one year; provided, however that the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.4, 2.5 and 2.6 shall survive indefinitely and the representations and warranties contained in Sections 2.18, 2.20 and 2.25 shall survive until the expiration of the applicable statute of limitations.

     (b) This Agreement may be terminated with respect to the obligations of the parties in connection with the Subsequent Closing (a) by the mutual written consent of the Company and the Purchasers or (b) by either the Purchasers or the Company in the event that the Subsequent Closing shall not have occurred on or before January 6, 2001 (the "Termination Date").

     8.2 Transfer; Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.

     8.3 No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any other than the parties hereto and the respective successors or assigns of such parties, any rights, remedies, obligations or liabilities whatsoever.

     8.4 GOVERNING LAW. THIS AGREEMENT AND ALL ACTS AND TRANSACTIONS PURSUANT HERETO AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     8.5 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND EACH PURCHASER DOES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE SUCH RIGHT ANY PARTY OR THEIR SUCCESSORS OR ASSIGNS MAY HAVE TO A JURY TRIAL IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY OF THE PARTIES HERETO OR THEIR SUCCESSORS OR ASSIGNS AGAINST ANY OTHER PARTY HERETO OR THEIR RESPECTIVE AFFILIATES, SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY ANY PARTY IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE).

     8.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.

     8.7 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     8.8 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed effectively given and received upon delivery in person, or two business days after delivery by overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or five business days after deposit via certified or registered mail, return receipt requested, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice, and

     (a) if to the Company:

         Telscape International, Inc.
         1325 Northmeadow Parkway
         Suite 110
         Atlanta, Georgia  30076
         Attention: Mark Harris, General Counsel
         Facsimile: 770-319-2834

with a copy to (which shall not constitute notice):

         Gardere Wynne Sewell LLP
         3000 Thanksgiving Tower
         1601 Elm Street
         Attention: W. Robert Dyer, Jr.
         Facsimile: (214) 999-3574

     (b) if to the Purchasers, at the addresses on their respective signature pages.

     8.9 Expenses. The Company shall pay and be responsible for all of the Purchasers' reasonable costs and expenses (including, without limitation, reasonable fees, expenses and disbursements of legal counsel) associated with the negotiation, preparation and execution of the Investment Agreements and consummation of the transactions contemplated thereunder, whether or not the Closing occurs.

     8.10 Termination Fee. In the event that this Agreement is terminated or the Closing does not occur on or prior to the Termination Date and, at any time during the period ending February 12, 2001, the Company enters into an agreement securing commitments (conditional or otherwise) for debt or equity financing from one or more sources other than the Purchasers (an "Alternative Financing Agreement"), the Company shall pay to the Purchasers, pro rata based on the Purchasers' individual commitments, a cash fee (the "Termination Fee") of up to $1,200,000 (with the actual amount of such Termination Fee being based on the ratio which the amount of commitments, if any, provided for in the Alternative Financing Agreement bears to the aggregate commitment of the Purchasers hereunder (i.e., $12,000,000)). For example, if the Alternative Financing Agreement provides for $6,000,000 million in commitments, the Company shall pay to the Purchasers a Termination Fee of $600,000. Notwithstanding the foregoing, however, the Company shall have no obligation to pay such fee to the Purchasers if the Closing has not occurred by reason of failure of the Company to obtain the Required Agreements and Consents, notwithstanding the good faith best efforts of the Company to obtain such consents. If however, the Closing fails to occur due to the intentional failure by the Company to satisfy or cause to be satisfied one or more conditions to Closing (or if the failure of such condition or conditions is caused by the Company's intentional or bad faith act or failure to act), the full amount of the Termination Fee shall be payable to the Purchasers (whether or not an Alternative Financing Agreement has been executed), within 10 business days following execution of the Alternative Financing Agreement or if no alternative Financing Agreement has been executed, on the Termination Date.

     8.11 Amendments and Waivers. Any term of this Agreement may be amended or waived, and this Agreement may be terminated, with the written consent of the parties hereto.

     8.12 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     8.13 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Class G Preferred Shares or to the Company, upon any breach or default of the Company or by the Purchasers under this Agreement, shall impair any such right, power or remedy of such holder or the Company, as the case may be, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder or the Company, as the case may be, of any breach or default under this Agreement, or any waiver on the part of any holder or the Company, as the case may be, of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

     8.14 Further Assurances. The Company and each Purchaser shall take such additional actions and execute and deliver such additional agreements and other instruments and documents as necessary or appropriate to effect the transactions contemplated by this Agreement in accordance with its terms.

     8.15 Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled. Other than the Investment Agreements there are no other agreements existing between the Company and the Purchasers with regard to the Class G Preferred Shares and the Warrants.


                            [Signature Pages Follow]

                                    EXHIBIT A

                       FORM OF CERTIFICATE OF DESIGNATION

                                    EXHIBIT B

                            FORM OF WARRANT AGREEMENT

                                    EXHIBIT C

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT D

                              FORM OF LEGAL OPINION

                                    EXHIBIT E

                             INVESTOR QUESTIONNAIRE